Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 29, 2022, relating to the financial statements of Imperial Petroleum Inc. (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

December 2, 2022